Exhibit 11.a


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to the Registration Statement of First American Funds, Inc. on Form N-1A, under the Securities Act of 1933, of our report dated September 12, 1997, relating to the Qualivest U.S. Treasury Money Market Fund and the Qualivest Tax-Free Money Market Fund, included in the Statement of Additional Information and to the reference to us under the caption "Financial Highlights" in such Registration Statement.



DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Dayton, Ohio
November 20, 1997